Exhibit 99.1
Crane Co.	News

Contact:
Richard E. Koch
Director, Investor Relations
and Corporate Communications
203-363-7352
www.craneco.com

Crane Co. Completes Acquisition of MEI

STAMFORD, CONNECTICUT - December 11, 2013 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, said today it had completed the previously announced acquisition of MEI Conlux Holdings.

Crane Co. will provide additional information concerning MEI on January 27, 2014, in connection with its fourth quarter earnings release and on February 27, 2014, during its Annual Investor Day Conference.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers in the aerospace, electronics, hydrocarbon processing, petrochemical, chemical, power generation, automated merchandising, transportation and other markets. The Company has four business segments: Aerospace & Electronics, Engineered Materials, Merchandising Systems, and Fluid Handling. Crane has approximately 10,000 employees in North America, South America, Europe, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

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